Exhibit 10.6

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of February 21, 2008 (this “Agreement”), is by and between CD Financial, LLC (“CDS”) and Imperium Master Fund, Ltd. (“Imperium Master Fund”).

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “Imperium Purchase Agreement”), by and between Integrated BioPharma, Inc., a Delaware corporation (the “Company”), and Imperium Master Fund, the Company has, among other things, sold and issued to Imperium Master Fund shares of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and an 8% Senior Secured Note (the “Imperium Note”);

WHEREAS, the Company’s obligations to repay the Imperium Note and to make certain default payments (if any) under the Registration Rights Agreement, dated as of the date hereof (the “Imperium Registration Rights Agreement”), by and between the Company and Imperium Master Fund, are secured by the assets of the Company and its subsidiaries pursuant to a Security Agreement, dated as of the date hereof (the “Imperium Security Agreement”), by and among the Company, its subsidiaries and Imperium Advisers, LLC, a Delaware limited liability company (“Imperium Advisers” and, together with Imperium Master Fund, “Imperium”), in its capacity as agent for Imperium Master Fund;

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “CDS Purchase Agreement”), by and between the Company and CDS, the Company has, among other things, sold and issued to CDS shares of Series C Preferred Stock and a Convertible Note (the “CDS Note”);

WHEREAS, the Company’s obligations to repay the CDS Note and to make certain default payments (if any) under the Registration Rights Agreement, dated as of the date hereof (the “CDS Registration Rights Agreement”), by and between the Company and CDS, are secured by the assets of the Company and its subsidiaries pursuant to a Security Agreement, dated as of the date hereof (the “CDS Security Agreement”), by and among the Company, its subsidiaries and CDS; and

WHEREAS, CDS and Imperium desire to enter into this Agreement to (i) confirm the relative priority of the security interests of CDS and Imperium, in the assets and properties of the Company and its subsidiaries, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

NOW THEREFORE, in consideration of the mutual benefits accruing to CDS and Imperium hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1	“CDS” shall have the meaning set forth in the preamble hereto.

1.2

“CDS Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to CDS arising under the CDS Documents, including, without limitation, the “Obligations”, as such term is defined in the CDS Security Agreement, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, including principal, interest, charges, fees, premiums, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the CDS Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.3

“CDS Documents” shall mean the CDS Note, CDS Purchase Agreement, CDS Security Agreement, CDS Registration Rights Agreement and any other document or instrument executed and delivered at any time pursuant to any CDS Document or otherwise, with respect to any CDS Debt, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

1.4	“CDS Note” shall have the meaning set forth in the recitals hereto.

1.5	“CDS Purchase Agreement” shall have the meaning set forth in the recitals hereto.

1.6	“CDS Registration Rights Agreement” shall have the meaning set forth in the recitals hereto.

1.7	“CDS Security Agreement” shall have the meaning set forth in the recitals hereto.

1.8	“Company” shall have the meaning set forth in the recitals hereto.

1.9

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, of the Obligors, whether now owned or hereafter acquired by any of the Obligors, in or upon which any of CDS or Imperium, at any time has a Lien, including, without limitation, all proceeds and products of such property.

1.10	“Collateral Enforcement Date” shall have the meaning specified in Section 2.6(b) of this Agreement.

1.11	“Event of Default” means each “Event of Default” or similar term, as such term is defined in any CDS Document or any Imperium, Document, so long as any such Transaction Document is in effect.

1.12	“Imperium” shall have the meaning set forth in the recitals hereto.

1.13	“Imperium Advisers” shall have the meaning set forth in the recitals hereto.

1.14

“Imperium Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Imperium arising under the Imperium Documents, including, without limitation, the “Obligations”, as such term is defined in the Imperium Security Agreement, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, including principal, interest, charges, fees, premiums, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Imperium Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.15

“Imperium Documents” shall mean the Imperium Note, Imperium Purchase Agreement, Imperium Security Agreement, Imperium Registration Rights Agreement and any other document or instrument executed and delivered at any time pursuant to any Imperium Document or otherwise, with respect to any Imperium Debt, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

1.16	“Imperium Master Fund” shall have the meaning set forth in the preamble hereto.

1.17	“Imperium Note” shall have the meaning set forth in the recitals hereto.

1.18	“Imperium Purchase Agreement” shall have the meaning set forth in the recitals hereto.

1.19	“Imperium Registration Rights Agreement” shall have the meaning set forth in the recitals hereto.

1.20	“Imperium Security Agreement” shall have the meaning set forth in the recitals hereto.

1.21

“Insolvency Proceeding” shall mean, as to any Obligor, any of the following, occurring after the date hereof: (a) any case or proceeding with respect to such Obligor under the U.S. Bankruptcy Code, any other federal, state or provincial bankruptcy, insolvency, reorganization or other law affecting creditors’ rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of such Obligor or (b) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for any Obligor or any material part of its properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Obligor or (d) the sale of all or substantially all of the assets or capital stock of such Obligor or (e) any assignment for the benefit of creditors or any marshaling of assets of such Obligor.

1.22

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.23

“Lien Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any portion of the applicable Collateral, (b) any action by any Secured Creditor to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or any portion of the applicable Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Secured Creditor of any legal proceedings against or with respect to any portion of the applicable Collateral to facilitate the actions described in (a) or (b) above.

1.24

“Obligors” shall mean, collectively, the Company and each of its direct and indirect subsidiaries that are or that hereafter become party to the CDS Security Agreement or Imperium Security Agreement; and sometimes being referred to herein individually as an “Obligor”.

1.25

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.26

“Secured Creditors” shall mean, collectively, (a) CDS and (b) Imperium, and, in each case, their respective successors and assigns; and sometimes being referred to herein individually as a “Secured Creditor”.

1.27	“Transaction Documents” shall mean, collectively, the CDS Documents and the Imperium Documents.

1.28     “Waiting Period” shall have the meaning set forth in Section 2.6(b) of this Agreement.

All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.	SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1

Acknowledgment of Liens. CDS hereby acknowledges that Imperium acting for and on behalf of itself has been granted Liens upon all of the Collateral pursuant to the Imperium Documents to secure the Imperium Debt. Imperium hereby acknowledges that CDS has been granted Liens upon the Collateral pursuant to the CDS Documents to secure the CDS Debt.

2.2

Priority of Liens. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Imperium, have and shall have priority over the Liens upon the Collateral of CDS, and such Liens of CDS in the Collateral are and shall be, in all respects, subject and subordinate to the Liens of Imperium therein to the full extent of the Imperium Debt.

2.3

Priorities Unaffected by Action or Inaction. The lien priorities provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of either the CDS Debt or the Imperium Debt, nor by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral.

2.4

Rights of Third Parties; No Contest of Lien. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Secured Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of CDS or Imperium, as the case may be, and that as between CDS, on the one hand, and Imperium, on the other, the terms of this Agreement shall govern even if part or all of the CDS Debt or the Imperium Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.5

Access to Books and Records. In the event that any Secured Creditor shall, in the exercise of its respective enforcement rights under its Transaction Documents, receive possession or control of any books and records of any Obligor which contain information identifying or pertaining to any of the property of any Obligor in which the other party has been granted a Lien, it shall notify CDS or Imperium, as the case may be, that it has received such books and records and shall, as promptly as practicable thereafter, make available to CDS or Imperium, as the case may be, such books and records for inspection and duplication.

2.6	Right to Enforce Agreements; Standstill by CDS.

(a)

Subject to the terms and conditions set forth in this Agreement, Imperium shall have the exclusive right to manage, perform and enforce the terms of the Imperium Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. CDS shall not have any right to direct Imperium to exercise any right, remedy or power with respect to the Collateral.

(b)

Until the Imperium Debt is paid in full, CDS will not, directly or indirectly, receive or otherwise permit any repayment of CDS Debt or take or commence any Lien Enforcement Action against any of the Collateral; except that CDS shall have the right to take action or institute proceedings with respect to the Collateral one hundred and twenty (120) days (the “Waiting Period”) after the receipt by Imperium of a notice from CDS setting forth an Event of Default under the CDS Documents, provided that as of the expiration of the Waiting Period (such date being referred to as the “Collateral Enforcement Date”), (A) such Event of Default remains uncured and is continuing; (B) so long as the Imperium Debt remains outstanding, CDS agrees that any proceeds which it receives from the Collateral shall be held by CDS in trust for Imperium, and shall be promptly remitted to Imperium for application to the Imperium Debt, and (C) in the event that Imperium institutes any action or proceedings with respect to the Collateral after the commencement by CDS of any action or proceeding against the Collateral, CDS shall desist from such enforcement efforts against the Collateral promptly upon being advised in writing by Imperium of the commencement of foreclosure or other enforcement efforts by Imperium against the Collateral.

2.7

Sale and Release of Collateral. Only Imperium shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral. With respect to sales, transfers or other dispositions of Collateral having a value in the aggregate of less than $200,000 or with respect to the sale, transfer or other disposition of any Collateral after the occurrence of an Event of Default under the Imperium Documents, CDS shall (a) be deemed to have automatically and without further action released and terminated any Liens it may have on the Collateral to the extent such Collateral is sold or otherwise disposed of either by Imperium, or any Obligor with the consent of Imperium, (b) be deemed to have authorized Imperium to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of as to UCC financing statements between any Obligor and CDS to evidence such release and termination, (c) promptly upon the request of Imperium execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as Imperium may require in connection with such sale or other disposition by Imperium or any Obligor with the consent of Imperium to evidence and effectuate such termination and release, provided that any such release or UCC amendment or termination by CDS shall not extend to or otherwise affect the rights of CDS to the proceeds from any such sale or other disposition of Collateral after payment in full of the Imperium Debt, and (d) be deemed to have consented under the CDS Documents to such sale or other disposition. In the event that for any reason CDS shall fail to immediately execute and deliver to Imperium any such release documents, Imperium is hereby irrevocably authorized to execute and deliver such release documents on behalf of CDS as its attorney-in-fact.

2.8

Limitation on Remedies. Except as expressly permitted under Section 2.6(b), CDS will not, directly or indirectly, (a) exercise any of its or their rights or remedies upon a default or event of default by any Obligor under any of the CDS Documents against the Collateral, or (b) seek to foreclose or realize upon (judicially or non-judicially) its or their junior Lien on the Collateral or assert any claims or interest therein (including, without limitation, by setoff or notification of account debtors).

3.	MISCELLANEOUS

3.1	Representations and Warranties.

(a)	CDS Representations and Warranties. CDS hereby represents and warrants to Imperium that:

(i)	CDS has the requisite power and authority to execute, deliver and perform this Agreement;

(ii)	this Agreement constitutes the legal, valid and binding obligations of CDS, enforceable against CDS in accordance with its terms;

(iii)

The execution, delivery and performance by CDS of this Agreement does not, and will not with or without the passage of time, violate (x) any laws, rules or regulations applicable to CDS, (y) any of CDS’ organizational documents, or (y) any agreement, instrument or other document that would limit or otherwise adversely affect CDS’ ability to perform its obligations under this Agreement; and

(iv)

CDS has not been granted and does not have any Liens upon the assets and properties of any Obligor pursuant to any agreement, instrument or other document, except to the extent of the Liens granted by such Obligor to CDS under the CDS Documents.

(b)	Imperium Representations and Warranties. Imperium hereby represents and warrants to CDS that:

(i)	Imperium has the requisite power and authority to execute, deliver and perform this Agreement;

(ii)	this Agreement constitutes the legal, valid and binding obligations of Imperium, enforceable against Imperium in accordance with its terms;

(iii)

The execution, delivery and performance by Imperium of this Agreement does not, and will not with or without the passage of time, violate (x) any laws, rules or regulations applicable to Imperium, (y) any of Imperium’s organizational documents, or (y) any agreement, instrument or other document that would limit or otherwise adversely affect Imperium’s ability to perform its obligations under this Agreement; and

(iv)

Imperium has not been granted and does not have any Liens upon the assets and properties of any Obligor pursuant to any agreement, instrument or other document, except to the extent of the Liens granted by such Obligor to Imperium under the Imperium Documents.

3.2

Amendments and Waivers. Any waiver, permit, consent or approval by any Secured Creditor of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by CDS and Imperium.

3.3	Successors and Assigns.

(a)

This Agreement shall be binding upon each Secured Creditor and its successors and assigns (including, without limitation, any assignees of or participants in the CDS Debt or Imperium Debt) and shall inure to the benefit of each Secured Creditor and its successors and assigns (including, without limitation, any assignees of or participants in the CDS Debt or Imperium Debt).

(b)

To the extent provided in their respective Transaction Documents, each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the CDS Debt or Imperium Debt, as the case may be, and the Collateral securing same; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the CDS Debt or Imperium Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the Secured Creditor with which it is a participant. In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its Transaction Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to the Company, any of the Obligors or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement. In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the CDS Debt or the Imperium Debt, as the case may be, shall execute and deliver to each of the other Secured Creditors a written acknowledgement of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement.

3.4

Insolvency. This Agreement shall be applicable both before and after any Insolvency Proceeding by or against any Obligor and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to an agent or trustee for such Obligor or any Obligor as debtor-in-possession. The relative rights of CDS, on the one hand, and Imperium, on the other, to repayment of the CDS Debt and the Imperium Debt, respectively, and in or to any distributions from or in respect of any Obligor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Obligor as debtor-in-possession.

3.5

Bankruptcy Financing. If the Company shall become subject to an Insolvency Proceeding and if Imperium desires to permit the use of cash collateral or to provide financing to the Company under either Section 363 or Section 364 of the U.S. Bankruptcy Code or other applicable statute, CDS agrees as follows: (a) adequate notice to CDS shall have been provided for such financing to the Company or use of cash collateral by the Company if CDS receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by CDS to any such financing to the Company or use of cash collateral by the Company on the ground of a failure to provide “adequate protection” for the Liens of CDS or as a result of any of the terms of such financing or use of cash collateral so long as (i) the interest rate, fees, advance rates and lending limits and other terms are commercially reasonable under the circumstances, (ii) to the extent of the secured claim of CDS against the Company, CDS receives a replacement Lien on the same post-petition assets of the Company as are subject to the Liens of CDS, and with the same priority as existed with respect to such types of assets, prior to the commencement of the case under the U.S. Bankruptcy Code, and (iii) such financing to the Company or use of cash collateral by the Company is subject to the terms of this Agreement. For purposes of this Section 3.5, notice of a proposed financing to the Company or use of cash collateral by the Company shall be deemed given when given, in the manner prescribed by Section 3.8, to CDS. CDS further agrees that it will not provide to the Company as debtor-in-possession any financing under Section 364(d) of the U.S. Bankruptcy Code to the extent that CDS would, in connection with such financing, be granted a priming or pari passu Lien on the pre-petition Collateral of the Company.

3.6

Bailee for Perfection; Delivery of Proceeds. Each Secured Creditor hereby appoints the others as agent for the purposes of perfecting their respective Liens in and on any of the Collateral; provided that no Secured Creditor shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Secured Creditor hereby waives, and releases the other Secured Creditors from, all claims and liabilities arising pursuant to the other’s role as bailee with respect to the Collateral. In the event CDS receives proceeds of any Collateral, all such proceeds of the Collateral received by CDS shall be forthwith paid over, in the funds and currency received, to Imperium for application to the Imperium Debt.

3.7

Notices of Default, Acceleration and Enforcement. Each Secured Creditor shall (a) give the other Secured Creditor written notice of: (i) sending any written notice to an Obligor of an event of default under its Transaction Documents which has not been waived or cured; (ii) any demand of payment of any of the CDS Debt or the Imperium Debt, as the case may be, (iii) any commencement of a foreclosure or other lien enforcement proceeding by such Secured Creditor against any Obligor or any of the Collateral, in each case concurrently with the sending of such notice to any Obligor, and (b) provide to the other Secured Creditor a copy of any written notice received by such Secured Creditor from a landlord or other third party of a default by any Obligor under any lease or other agreement of such Obligor with such third party promptly after the receipt thereof by such Secured Creditor; provided that the failure of either Secured Creditor to send any such notices or provide such copy, as the case may be, shall not create a cause of action against such Secured Creditor or create any claim against it or effect the relative rights, duties or priorities established by this Agreement. The failure by either Secured Creditor to send a copy of any such notice to the other shall not affect the validity of such notice as against any Obligor. Each Obligor hereby authorizes and consents to each Secured Creditor sending to the other such notices or any other information with respect thereto.

3.8

Notices. Any notice, demand or request required or permitted to be given by a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day; (ii) on the next business day after timely delivery to an overnight courier; and (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to CDS:

CD Financial, LLC
3299 NW Second Avenue
Boca Raton, Florida 33431
Attn: William H. Milmoe, Manager
Tel: 561-278-1169
Fax: 561-278-6930

          With a copy (which shall not constitute notice) to:

Charles Muller, Esq.
Muller & Lebebsburger
7385 Galloway Road
Suite 200
Miami, Florida 33173

If to Imperium:

Imperium Advisers, LLC
153 East 53rd Street
29th Floor
New York, NY 10022
Attn:     Maurice Hryshko, Esq.
Tel:      (212) 433-1360
Fax:     (212) 433-1361

or as shall otherwise be designated by such party in writing to the other parties hereto in accordance with this Section 3.8.

3.9

Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or email shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

3.10

Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

3.11

CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

3.12

Complete Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the transactions among the Secured Creditors.

3.13

No Third Parties Benefited. Except as expressly provided in Section 3.3 and consents which are deemed to have been given under Section 2.7, this Agreement is solely for the benefit of Secured Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

3.14

Conversion of Series C Preferred Stock and CDS Note. CDS shall not convert any of its shares of Series C Preferred Stock or the CDS Note until the earlier of the date on which (i) Stockholder Cap Approval (as defined in the Imperium Purchase Agreement) has been obtained and (ii) Imperium no longer beneficially owns any Series C Preferred Stock.

3.15

Term. This Agreement is a continuing agreement and shall remain in full force and effect until the earlier of (a) payment and satisfaction in full of all CDS Debt and the termination of the financing arrangements between CDS and the Obligors or (b) payment and satisfaction in full of all Imperium Debt and the termination of the financing arrangements between Imperium and the Obligors; provided that the provisions of Section 3.14 shall survive so long as Imperium beneficially own any shares of Series C Preferred Stock.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

CD FINANCIAL, LLC
By: /s/ William H. Milmoe
William H. Milmoe
Manager

IMPERIUM MASTER FUND, LTD.
By: /s/ Maurice Hryshko
Maurice Hryshko, Esq.
General Counsel

IMPERIUM ADVISERS, LLC
By: /s/ Maurice Hryshko
Maurice Hryshko, Esq.
General Counsel

ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditor which has a Lien on such Collateral and is hereby authorized to and may turn over to the other Secured Creditor upon request therefor any such Collateral, after all obligations and indebtedness of each of the undersigned to the bailee Secured Creditor have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by any of Secured Creditors under Section 2.7), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of either of CDS or Imperium to effectuate
INTEGRATED BIOPHARMA, INC.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

InB:MANHATTAN Drug Company, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

Scientific Sports Nutrition, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

Vitamin Factory, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

AgroLabs, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

The Organic Beverage Company, INC.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

IHT Health Products, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

IHT Properties, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

InB:Paxis Pharmaceuticals, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer

InB:Hauser Pharmaceutical Services, Inc.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer